UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 12, 2002

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events.

The Standard Register Company filed a press release announcing the appointment of Sherrill Hudson to fill a vacancy on the Company’s Board of Directors.

Item 7.  Financial Statements and Exhibits.

(a)

Exhibits.

99.1 Press Release dated December 12, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: December 12, 2002	/s/Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

EXHIBIT 99.1

For Immediate Release

For More Information Contact:

Standard Register

Julie McEwan, Public Relations Manager, 937.221.1825

P.O. Box 1167, Dayton, OH  45401-1167

Julie.McEwan@standardregister.com

937.221.1000      937.221.1486 fax

www.standardregister.com

Standard Register Elects New Board Member

DAYTON, Ohio (December 12, 2002) – Standard Register (NYSE: SR) announced today that Sherrill W. Hudson, retired managing partner for Deloitte & Touche – South Florida, has been elected to its Board of Directors.

“We are extremely pleased to have Sherrill Hudson join the Standard Register board,” said Dennis L. Rediker, president and chief executive officer, Standard Register.  “He brings strong financial expertise and superb management skills.  His experience and enthusiasm will be invaluable as Standard Register moves forward.”

Hudson joined Deloitte & Touche, Dayton, Ohio, as an auditor in June 1965.  During the next 18 years, he served most of that office’s largest clients including Hobart Corporation, Philips Industries, Ponderosa Systems and various divisions of General Motors.  Hudson was promoted to managing partner in 1976 and helped the Dayton office become one of the firm’s fastest growing, doubling it in size.  In 1983, Hudson transferred to Miami to become managing partner for Florida and Puerto Rico.  He expanded that practice quickly through solid growth and leadership.  During his 19 years in Florida, he coached and developed more than 30 partners who were asked to take leadership roles in other parts of the firm.  Additionally, Hudson served as advisory partner for numerous clients including, Baptist Health Systems, FPL Group, Spherion, Miami Dolphins and Office Depot.

In addition to his career accomplishments, Hudson’s community involvement is extensive and diverse.  A sampling of Hudson’s community activities has included leadership positions with the following organizations:  Florida International University Foundation, Miami Business Forum, Orange Bowl Committee, Zoological Society of Florida, Dade Community Foundation, American Cancer Society, Chamber of Commerce, United Way, Goodwill Industries and the National Conference for Community Justice.

Hudson’s list of awards is as impressive as his participation.  During the last decade alone, he has received the highest recognition in the areas of volunteerism and citizenship from nearly a dozen organizations.

A Mississippi native, Hudson and his wife of more than 40 years reside in Coral Gables, Florida.  They have three adult sons and four grandchildren.

(MORE)

STANDARD REGISTER – 2

ABOUT STANDARD REGISTER:

Standard Register is a leading provider of information solutions that help companies increase efficiency and customer loyalty.  The company serves healthcare, financial services, manufacturing and other industries with solutions including secure documents and label solutions; fulfillment and consulting services; and e-business solutions.  The Document Systems business unit offers a suite of document automation solutions which includes document audit and analysis software; document design and print-on-demand services; distributed-print software; and a host of document automation equipment such as scanners, encoders, folder/sealers and thermal, laser and carbonless printers.  As a strategic partner in migrating companies from paper-based to digital processes, Standard Register helps businesses reduce costs and increase revenue.  Founded in 1912, the Fortune 1000 company today employs about 6,000 people throughout the United States and serves companies in more than 40 countries through a network of international associate companies.  Standard Register’s annual revenues exceed $1 billion.  For more information, please go to www.standardregister.com/document/systems.

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